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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 27, 1997



                            PENNWOOD BANCORP, INC.
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             (Exact name of registrant as specified in its charter)



Pennsylvania                    0-21939                      25-1783648
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

683 Lincoln Avenue, Pittsburgh, Pennsylvania                               15202
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (412) 761-1234


                                Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

       On January 27, 1997, Pennwood Bancorp, Inc. (the "Company") became a bank holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated September 18, 1996 (the "Agreement"), by and among Pennwood Savings Bank (the "Savings Bank"), Pennwood Interim Savings Bank ("Interim") and the Company. Pursuant to the Agreement: (1) the Company was organized as a wholly owned subsidiary of the Savings Bank; (2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Savings Bank, with the Savings Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $.01 per share, of the Savings Bank became, by operation of law, on a one-for-one basis, common stock, par value $.01 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Savings Bank and (iii) the common stock of the Company held by the Savings Bank was cancelled. Accordingly, the Savings Bank became a wholly owned subsidiary of the Company and the stockholders of the Savings Bank became stockholders of the Company.

       The Common Stock of the Company has been registered with the Securities and Exchange Commission ("SEC") under Section 12(g) of the Securities and Exchange Act of 1934, as amended, and has been substituted for the Common Stock of the Savings Bank on the Nasdaq SmallCap Market System under the symbol "PWBK."

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits

          (2)   Agreement and Plan of Reorganization

          (99)  Press Release, dated January 27, 1997
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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         PENNWOOD BANCORP, INC.



                                  By: /s/ Paul S. Pieffer
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                                      Paul S. Pieffer
                                    President and Chief Executive Officer


Dated: January 27, 1997